Exhibit 23.7
Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-178573) pertaining to the Regency Energy Partners LP 2011 Long-Term Incentive Plan,

(2)	Registration Statement (Form S-3 No. 333-174578) of Regency Energy Partners LP,

(3)	Registration Statement (Form S-3 No. 333-169901) of Regency Energy Partners LP,

(4)	Registration Statement (Form S-3 No. 333-169307) of Regency Energy Partners LP,

(5)	Registration Statement (Form S-8 No. 333-167082) pertaining to the Regency GP LLC Long-Term Incentive Plan,

(6)	Registration Statement (Form S-3 No. 333-163834) of Regency Energy Partners LP,

(7)	Registration Statement (Form S-3 No. 333-163424) of Regency Energy Partners LP, and

(8)	Registration Statement (Form S-8 No. 333-140088) pertaining to the Regency GP LLC Long-Term Incentive Plan;

of our report dated February 28, 2011, with respect to the consolidated financial statements of LDH Energy Asset Holdings LLC included in Exhibit 99.6 of this Annual Report (Form 10-K) of Regency Energy Partners LP for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Hartford, Connecticut
February 22, 2012